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                                                                   Exhibit 10.13

The obligations under this Secured Promissory Note shall arise on the Conversion Date (as defined in the Amended and Restated Stock Purchase Agreement dated April 3, 2003 between the Corporation and Proyecciones y Ventas Organizadas, S.S. de C.V., Ventura Martinez del Rio Requejo and Ventura Martinez del Rio Arrangoiz (the "Agreement") and only if the Series C Preferred Stock (as defined in the Certificate of Designation of Series C convertible preferred stock of the Company (the "Designation")) is not converted into Common Stock of the Company in accordance with the Designation.

                             SECURED PROMISSORY NOTE

$20,000,000                                                        New York, NY
                                                                   April 3, 2003

     FOR VALUE RECEIVED, Frontline Communications, Corp., a Delaware corporation (the "Borrower") promises to pay to Ventura Martinez del Rio Arrangoiz ("Arrangoiz" or the "Lender"), as agent for the Sellers under that certain Amended and Restated Stock Purchase Agreement, dated as of April 3, 2003 (the "Stock Purchase Agreement"), among Borrower, Proyecciones y Ventas Organizadas, S.A. de C.V. ("Provo"), Arrangoiz and Ventura Martinez del Rio Requejo ("Requejo" and together with Arrangoiz, the "Sellers"), or ORDER, the principal sum of Twenty Million and 00/100 Dollars ($20,000,000), in lawful money of the United States of America, with interest thereon, to be computed on each advance from the date of its disbursement, at the rate of 8% per annum.

     IT IS HEREBY EXPRESSLY AGREED that the entire principal sum from time to time outstanding hereunder and all accrued and unpaid interest thereon shall become due and payable, within fifteen (15) days of the Conversion Date and only if the Series C Preferred Stock is not converted into Common Stock of the Company in accordance with the Designation. (the "Due Date").

     If any amount payable by the Borrower hereunder is not paid on the date when due (whether at maturity, by acceleration or otherwise) interest shall accrue on such amount ("Late Payment"), to the extent permitted by applicable law, during the period from and including the Due Date thereof to but excluding the date such amount is paid at the rate of 12% per annum. Interest accruing on Late Payments shall be payable from time to time on demand by the holder of this Note. Principal and interest shall be payable at the office of Arrangoiz in Mexico City, Mexico, or at such other place as the holder may from time to time designate in writing.

     This Note is being issued pursuant to the Stock Purchase Agreement and the Certificate of Designation and is secured by the Security Agreement referred to therein.





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     This Note may be prepaid at any time, and from time to time, in whole or in part, without any premium or penalty therefor; provided, however, that all such prepayments shall be applied first toward interest accrued on this Note and then toward the outstanding principal balance.

     The Borrower (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for the holder to first institute suit in order to enforce payment of this Note (iii) consents to any one or more extensions or postponements of time of payment, forbearance, forgiveness or other indulgence, without notice or consent and (iv) consents that the Lender may release or surrender, exchange or substitute any collateral security now held or which may hereafter be held as security for the payment of this Note. The pleading of any statute of limitations as a defense to any demand against the undersigned is expressly hereby waived by the undersigned. The holder shall have the right, but not the obligation, to set off against this Note any and all amounts owing at any time by the undersigned to the holder.

     The holder shall not be required to resort to any means of collection for payment of any amounts evidenced by this Note, but may proceed directly against the Borrower in such manner as the holder may choose. None of the rights of the holder shall be waived or diminished by any failure or delay in the exercise thereof.

     This Note shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice or conflict of laws provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

     The Borrower irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the State of New York, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or in any way connected with or related or incidental to the dealings of the Borrower, Provo and Sellers in respect of this Note or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship among the Borrower, Provo and Sellers or the conduct of such persons in connection with this Note shall be heard only in the courts described above (except that the holder shall have the right to bring any action or proceeding against the Borrower or its property in the courts of any jurisdiction which the holder deems necessary to appropriate in order to enforce its rights against the Borrower or its property).

     The Borrower hereby waives personal service of any and all process on it and consents that all such service of process may be made by registered or certified mail (return receipt requested and postage prepaid) directed to it, and service so made shall be deemed to be completed five (5) calendar days after the same shall have been deposited in the U.S. mails, or, at the holder's option, by service upon the undersigned in any other manner provided under applicable law.


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     All notices, request, demands and other communications that are required or may be given hereunder (collectively, "Notices") shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid) to the Borrower and Arrangoiz at the following respective addresses or at such other address as shall be specified by like Notice: (i) if to the Borrower, to Frontline Communications Corp., One Blue Hill Plaza, 7th Floor, Pearl River, New York 10965, Attention: Stephen Cole-Hatchard; and (ii) if to the Lender, to Quintana Roo No. 28, Col. Roma Sur, 06760 Mexico, D.F., Mexico,
Attention: Ventura Martinez del Rio Arrangoiz. Notices shall be deemed given on the third business day following the day sent, whether or not such Notice was actually received on such day.

     All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Stock Purchase Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances the Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which is excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Borrower and the Lender.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, the Borrower will pay reasonable attorneys' fees to the holder hereof; together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of the Borrower or any party to any instrument or agreement securing this Note, all is provided in the Stock Purchase Agreement.

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED HEREBY.


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     This Note shall be binding on the successors and assigns of the Borrower and inure to the benefit of the Lender and any other holder of this Note. Whenever used herein, the term the Borrower shall be deemed to include its successors and assigns and the term "Arrangoiz" shall be deemed to include the Sellers and their respective successors and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall be in no way affected thereby.

                                                Frontline Communications Corp.


                                                By: /s/ Stephen J. Cole-Hatchard
                                                   ---------------------------
                                                   Stephen J. Cole-Hatchard
                                                   Chief Executive Officer


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